               LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING
                                   OBLIGATIONS

Know all by these presents, that I, James Patrick Ryan, hereby make, constitute, and appoint each of John J. Fry, Jonathan Owen and Andrew Baca, signing singly and each acting individually, as my true and lawful attorney in fact with full power and authority as hereinafter described to:

        1.      execute for and on my behalf, in my capacity as an officer of

Analogic Corporation (the Company), Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder (the Exchange Act);

        2.      do and perform any and all acts for and on my behalf which may be  necessary or desirable to prepare, complete, and execute any such Form 3,
4, or  5, prepare, complete, and execute any amendment or amendments thereto, and timely deliver and file such form with the United States Securities and
Exchange Commission and any stock exchange or similar authority;

        3.      seek or obtain, as my representative and on my behalf,
information regarding transactions in securities of the Company from any third party, including without limitation, brokers, and employee benefit plan administrators and trustees, and I hereby authorize any such third party to release any such information to such attorney in fact, and approve and ratify any and all such releases of information; and

        4.      take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be legally required or of benefit to or in my best interest, it being understood that the documents executed by such attorney in fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such his discretion.

I hereby grant to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or any substitute or substitutes of such attorney in fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. I acknowledge that the foregoing attorneys in fact, in serving in such capacity at my request, are not assuming or relieving, nor is the Company assuming or relieving, any of my responsibilities to comply with Section 16 of the Exchange Act and the rules thereunder. I acknowledge that neither the Company nor the foregoing attorneys in fact assume any liability for my responsibility to comply with the requirement of the Exchange Act or such rules, any liability I might have for any failure to comply with such requirements, or any obligation or liability I might incur for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of January 20,
2015.

                                        /s/ James Patrick Ryan
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                                        Signature

                                        James Patrick Ryan
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